                                                                   EXHIBIT 10.11
                                                                   -------------
                         SEACHANGE INTERNATIONAL, INC.

                  SALES AND MARKETING REPRESENTATIVE AGREEMENT
                  --------------------------------------------


       AGREEMENT dated as of the 11th of October, 1996, by and between SeaChange International, Inc., a Delaware corporation (the "Company") and Media Power S.
n. c. (the "Representative").

       1.   Appointment.  Subject to the terms and conditions hereof, the
            -----------
Company hereby appoints the Representative as its sales and marketing representative with respect to the marketing, sale and/or licensing of the Company's products (the "Products") and services ("Services") in the Territory (as hereinafter defined), and the Representative hereby accepts such appointment. In addition, the Representative will provide certain assistance to the Company as provided herein in the Secondary Territory (as hereinafter defined). For purposes hereof, "Territory" shall mean Europe, other than the United Kingdom and Ireland. "Secondary Territory" shall mean the United Kingdom and Ireland. "Products" and "Services" include all of the Company's current products and services as well as all other products and services introduced by the Company during the term hereof.

       2.   Term.  This Agreement shall commence on the date hereof and, unless
            ----
sooner terminated by mutual consent or in accordance with this Agreement, shall have an initial term ending December 31, 1997. The initial term shall be automatically extended for an additional term of one year, unless either party otherwise notifies the other party at least 120 days prior to the end of the initial term, and, if so extended, this Agreement shall terminate on December 31, 1998, unless sooner terminated by mutual consent or in accordance with this Agreement.

       3.   Representative's Duties and Obligations.  In addition to such other
            ---------------------------------------
duties and obligations as are set forth in this Agreement, the Representative shall:

            (i) maintain an office and devote its full business time and best efforts to the promotion of the Company's interests and the sale and/or licensing of its Products or Services to customers within the Territory;

            (ii) solicit and encourage the continued demand for Products by dealers, customers and end-users in the Territory (collectively, "Customers") of the Company and render such assistance as the Company may require to enable the Company to determine the acceptability of any new customers;

            (iii) develop and coordinate a network of sales representatives and/or dealers for the Company's Products in the Territory in accordance with the provisions of Section 7 hereof;
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                                      -2-


          (iv) promptly transmit to the Company all orders and offers to purchase and/or license Products taken or received by the Representative;

          (v) assist the Company in providing installation, training and support services to Customers;

          (vi) render such reports concerning current and prospective customers, trade conditions within the Territory and related matters as may from time to time be reasonably requested by the Company;

          (vii) develop marketing and sales materials appropriate for use in the Territory, including modification of the Company's sales and marketing materials subject to the Company's approval of such materials;

          (viii) cooperate with the Company in the sales and marketing of the Products to customers in the Secondary Territory as reasonably requested by the Company;

          (ix) fully and promptly answer all communications from the Company and its Customers;

          (x) keep the Company advised of any complaints made by Customers or others as to the Products;

          (xi) render such assistance as the Company may reasonably request with respect to credit and collection matters;

          (xii) furnish to the Company's finance department any information that it may have from time to time relative to the financial condition of the Company's Customers;

          (xiii) solicit orders for Products and Services within the Territory at the prices furnished to the Representative by the Company from time to time in the Company's price lists or quotations and on the standard terms and conditions of quotation or sale specified from time to time by the Company (except as set forth in Section 6 hereof); and

          (xiv) at all times abide by the Company's policies as communicated to the Representative by the Company and communicate such policies to the Customers.

       4. The Company's Duties and Obligations.
          ------------------------------------

       The Company shall provide Customers with the Products and customer support. The Company shall bear responsibility for collection of all Customer payments. The Company agrees to assist the Representative by providing an adequate supply of data sheets, price lists, catalogues, sales literature and other promotional brochures at no charge to the Representative. The Company also agrees to provide to the Representative one demonstration unit of each Product. The Company shall be primarily responsible for providing installation, customer
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                                      -3-

training and maintenance and support for the Products. Product training and field sales support will also be provided by the Company at no charge to the Representative at the Company's discretion.

       5.   Customer Database and Reports.
            -----------------------------

       (a) The Representative will develop and maintain on behalf of the Company a database of information on Customers and potential customers. The database shall at all times be the property of the Company. The Representative will provide the Company with a copy of the database at the end of each quarter and upon the request of the Company. Upon termination of this Agreement, the Representative will deliver all copies of the database to the Company.

       (b) The Representative shall submit to the Company on a timely basis all reports required from time to time to be submitted in connection with the Representative's performance of this Agreement, including but not limited to, the following: (i) a contact report with respect to all significant calls, and other information regarding the Customers or the Territory, and (ii) a monthly marketing and sales plan. The Representative shall promptly forward to the Company copies of all proposals made by the Representative on behalf of the Company to Customers or prospective Customers in the Territory. The Company reserves the right to change the specifications of any and all Products, remove any or all Products from the market, delay shipments, refuse to quote, refuse to accept any order, or cancel any existing order for any Products.

       6.   Customer Quotes.
            ---------------

          The Representative may provide quotes for the Products at prices no less than the Company's then-current prices and on the Company's standard terms and conditions. Any proposal at other prices or terms and conditions must be approved in advance by the Company. The Company will provide the Representative with copies of its price lists, configuration guides, updates and any other tools it has for use in preparing quotations.

       7.   Dealer Network.
            --------------

          The Representative may solicit orders directly from Customers. In addition, the Representative will develop on behalf of the Company a network of sales representatives and/or dealers (the "Dealer Network") for the Products in the Territory . Such dealers and sales representatives shall be acceptable to the Company in its sole discretion and shall enter into appropriate dealer or sales representative agreements with the Company under terms and conditions acceptable to the Company. The Representative will coordinate the activities of the Dealer Network and will provide marketing support and other assistance to the Dealer Network.
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                                      -4-

       8.   Orders, Sale, Price and Payment Terms.
            -------------------------------------

       (a) All sales of Products by the Company (except as set forth in Section
   6) shall be at prices and upon terms established by the Company and the Company shall have the right, from time to time in its sole discretion and without notice, to establish, modify and amend such prices and other terms and conditions of sale.

       (b) All orders for and offers to purchase Products are subject to acceptance by the Company at its principal office. The Company reserves the right in its sole discretion to accept or reject any such order or offer, or to allocate the supply of any Products, without incurring any liability to the Representative for commissions, damages or otherwise. In addition, the Company may cancel or delay the order without liability, either in whole or in part, at any time after acceptance. The Company further reserves the right to withdraw any Products from sale or license, at any time and without notice, without incurring any liability to the Representative for commissions, damages or otherwise, notwithstanding that orders for withdrawn Products may have been accepted prior to such withdrawal. The Company shall send the Representative a copy of all acceptances or rejections sent by it to Customers with respect to purchase orders procured by the Representative.

       (c) The Company shall invoice all Customers directly. All payments due from Customers shall be made directly to the Company. In the event payment for products is made by any Customer to the Representative, the Representative shall immediately forward such payment to the Company.

       (d) It is further expressly agreed that the Representative has no authority to accept the return of, or make any allowance with respect to, any of the Products without the Company's prior written consent.

       9.   Commissions and other Compensation.
            ----------------------------------

       (a) The Company shall pay to the Representative, as compensation for its services during the term of this Agreement, a commission based on Net Product Sales (hereinafter defined) of the Company's Products and Services to customers located within the Territory as set forth on Exhibit B hereto. The
                                                          ---------
   term "Net Product Sales" as used herein shall mean payments actually received by the Company on orders for Products and Services accepted by it during the term of this Agreement, after deduction, where applicable, for (i) discounts allowed and taken, (ii) shipping or freight charges, (iii) insurance in transit charges, (iv) special packing charges, and (v) sales, use and similar taxes. The Representative shall receive a commission on all customer purchase orders issued from within the Territory to the Company and accepted by the Company during the term of this Agreement. The Representative will not receive a commission with respect to sales made in the Secondary Territory, or in any area other than the Territory.

       (b) Payment of commission shall be made by the Company to the Representative on or before the 30th day of the month following the calendar quarter of receipt by the
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                                      -5-

   Company of payment for Products from its customer. At the time of payment, the Company shall furnish the Representative with an itemized statement setting forth the computation of commissions.

       (c) In the event of termination of this Agreement for any reason, except as set forth in this Section 9, the Company shall be obligated to pay commissions only with respect to sales of Products accepted by the Company prior to termination of this Agreement. Any adjustments which may be required pursuant to subsection (d) of this Section shall be made notwithstanding any termination of this Agreement. Notwithstanding the foregoing, in the event this Agreement is terminated by the Company in accordance with the provisions of Section 15(a)(iii), and if the reason for the change in the organizational structure is the death of a Key Employee (as hereinafter defined), the Company will continue to pay commissions for a period of six months after the termination.

       (d) Notwithstanding anything to the contrary set forth above, there shall be deducted from any commissions due the Representative an amount equal to (i) commissions previously paid or credited to the Representative for sales of Products which are thereafter returned by the customer; and (ii) the applicable portion of commissions previously paid or credited to the Representative for sales of Products as to which any allowance or adjustment is credited to the customer for any reason.

       (e) The Representative and the Company will agree on an acceptable quarterly expense level for the Representative. The Company will pay the agreed upon amount to the Representative in advance at the beginning of each quarter. Any additional expenditures or extraordinary expenses must be approved in advance by the Company in order to be reimbursed. The Representative will provide appropriate documentation to the Company for all expenses within 60 days of incurring such expenses. During the term of the Agreement, for so long as the Representative is in compliance with the provisions of Section 11 hereof, the quarterly expenses shall include U.S. $47,500. Such amount may be increased by mutual agreement of the parties.

       10.  Independent Contractor.  It is expressly agreed that the
            ----------------------
Representative is acting hereunder as an independent contractor and has no authority to assume or create any obligation or make any representation, guarantee or warranty on the Company's behalf with respect to the Products or Services or otherwise.

       11.  Key Employees.  Due to the presence of Mr. Dellepiane as an employee
            -------------
and Mr. Birra and Ms. Ferraro as consultants (collectively, the "Key Employees"), the Representative maintains a structural capacity that enables it to provide the highest quality marketing, sales and support activities in regard to the Products. For purposes hereof, during the term of the Agreement, the Representative shall use its best effort to have the Key Employees serve as employees or consultants, as the case may be, of the Representative. Notwithstanding the above, the Representative shall indemnify and hold harmless from any claim, loss, liability or expense (including court costs and reasonable attorneys' fees) arising out of, or based upon any claim for indemnification, reinstatement or other legal or equitable remedy brought by the Representative's
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                                      -6-

employees or consultants, including, without any limitation, the Key Employees. As an inducement to the Company entering into this Agreement, the Key Employees will sign an agreement in the form attached hereto as Exhibit B.

       12.  Non-Competition.  While this Agreement is in effect, and for a
            ---------------
period of one year after its voluntary termination by the Representative or termination by the Company after an Event of Default pursuant to Section 15(a), the Representative shall not, directly or indirectly, market, sell or promote the sale of, or otherwise commercially deal in or with, any products or services within or without the Territory that will then be in competition with, or similar to, the Products or Services.

       13.  Trademarks, Trade Names; Proprietary Information.
            ------------------------------------------------

       (a) The Representative agrees (i) that it will solicit orders for the Products only under the Company's trademarks or trade names, and (ii) to promptly notify the Company of any infringement of any of the Company's trademarks or trade names in the Territory. The Representative acknowledges the Company's exclusive ownership of any and all of the Company's trademarks and trade names (whether registered or not) and agrees not to take any action inconsistent with the Company's ownership thereof.

       (b) The Representative agrees that both during and after the term of this Agreement it shall keep secret and not make any direct or indirect commercial use or disclosure of any confidential, proprietary information of the Company relating to its business, operations or any of its Products or Services, including, without limitation, information as to product design, product specifications, product costs, manufacturing methods, financial, or statistical information about the Company's marketing or sales efforts, its sources of supplies, list of customers, and contemplated business actions. The Representative shall disclose such information only to those persons who must have such knowledge in order to perform responsibilities hereunder and the Representative shall take all necessary precautions and use its best efforts to insure that such persons will likewise keep secret and not make any direct or indirect commercial use of such information.

       (c) Representative shall not copy, reverse engineer, disassemble or decompile the Products or any software contained therein.

       14.  Arbitration; Injunctive Relief.  Any dispute, controversy, or claim
            ------------------------------
presented by the Representative and arising out of, in connection with, or relating to the performance of this Agreement or its termination shall be settled by arbitration by a single arbitrator in London, England, pursuant to the UNCITRAL Arbitration Rules in effect on the date of this Agreement. The appointing authority shall be the American Arbitration Association. The case shall be administered by the American Arbitration Association in accordance with its "Procedures for Cases under the UNCITRAL Arbitration Rules.". Any award shall be final, binding and conclusive upon the parties and a judgment rendered thereon may be entered in any court having jurisdiction thereof. The Company may seek injunctive relief from a court of competent
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                                      -7-

jurisdiction in the event of any alleged violation by the Representative of Sections 12 or 13 hereof.

       15.  Termination.
            -----------

            (a) If at any time during the term of this Agreement any of the following events ("Event of Default") shall occur and be continuing, namely:

                (i) either party shall cease conducting business in the normal course; be adjudicated insolvent; make a general assignment for the benefit of creditors; petition, apply for, suffer or permit with or without its consent the appointment of a custodian, receiver trustee in bankruptcy or similar officer for all or any substantial part of its business or assets; or avail itself or become subject to any proceeding under the Federal Bankruptcy Code or any similar state, federal or foreign statute relating to bankruptcy, insolvency, reorganization, receivership, arrangement, adjustment of debts, dissolution or liquidation, which proceeding is not dismissed within one hundred and twenty (120) days of commencement thereof; or

                (ii) default shall be made by either party in the observance or performance of any material term, covenant or agreement contained in this Agreement for a period of thirty (30) days from the date of receipt of written notice from the other party advising of such default and the defaulting party has not cured such default and so notified the other party within such thirty (30) day period; or

                (iii) if there are substantial changes in the organizational structure of the Representative;

       thereupon, in any such Event of Default, the party which is not in default, upon written notice at any time to the other party, may terminate this Agreement.

            (b) upon termination of this Agreement, the Representative shall promptly return to the Company all sales materials, samples, display packages, models, documents, brochures, advertising literature, demonstration copies, and other similar materials which the Company may have furnished to the Representative in connection with its activities hereunder. Upon any termination of this Agreement, the Company shall not be liable to the Representative for loss of future commissions, goodwill, creation of customers, advertising or promotional costs or like expenses. The provisions of Sections 9(c) and (d), 12, 13 and 14 of this Agreement shall survive any termination of this Agreement.

       16.  Press Releases.
            --------------
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                                      -8-

       Representative will coordinate the issuance of press releases, marketing communications and advertising regarding the Company and its Products in the Territory, provided that the foregoing shall be subject to the approval of the Company.

       17.  Possible Employment of Key Employees.
            ------------------------------------

       In the event that, immediately after any termination of this Agreement, other than pursuant to Section 15(a), the Company intends to conduct the activities previously conducted by the Representative directly or through a subsidiary, the Company agrees to give reasonable consideration to offering the Key Employees positions as employees of Company or such subsidiary, but shall have no obligation to offer any of the Key Employees employment of any kind.

       18.  Miscellaneous.
            -------------

            (a) This Agreement constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Agreement.

            (b) This Agreement may be modified, amended or rescinded only by a written agreement executed by both parties.

            (c) The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.

            (d) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Representative shall not assign any of its rights, duties or obligations hereunder, all of which are personal to the Representative, without the express written consent of the Company.

            (e) The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

            (f) This Agreement and all claims arising from the relationship of the parties contemplated herein, whether or not arising directly under this Agreement, shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts and is executed as an instrument under seal.

            (g) All notices hereunder shall be in writing and shall be deemed given when sent by certified or registered mail, postage prepaid, return receipt requested or by facsimile followed by delivery by courier, at the address set
forth below.   The addresses for such notices may be changed from time to time by written notice given in the manner provided for herein.

       IN WITNESS WHEREOF, the undersigned has executed this Sales and Marketing Representative Agreement as of the date first above written.

                                    SEACHANGE INTERNATIONAL, INC.


                                    By: /s/ Bill Styslinger
                                        ----------------------------------------

                                    Name: Bill Styslinger
                                          --------------------------------------

                                    Title: President
                                           -------------------------------------
                                    Address:  124 Acton Street, 2nd Floor
                                              Maynard, MA  01754


                                    MEDIA POWER S.N.C.


                                    By: /s/ M. Dellepiane
                                        ----------------------------------------

                                    Name: M. Dellepiane
                                          --------------------------------------

                                    Title: President
                                           -------------------------------------
                                    Address:

                                   EXHIBIT A
                                   ---------


                                  COMMISSIONS



       Two percent (2%) of Net Product Sales in the Territory up to U.S. $1,000,000;

       Two and one-half percent (2 1/2%) of any portion of Net Product Sales in the Territory in excess of U.S. $1,000,000 through U.S. $5,000,000; and

       Three percent (3%) of any portion of Net Product Sales in the Territory in excess of U.S. $5,000,000.

       Such amounts shall be cumulative during the initial term of this Agreement. In the event the additional term becomes effective, commissions shall be determined using the above formula considering only Net Product Sales during such additional term.

                                   EXHIBIT B


    [The following could be including in any existing agreement with the Key
                                   Employees]

                   Noncompetition and Nondisclosure Agreement


       In consideration of my continued employment [as a consultant] by Media Power __________ (the "Representative"), the undersigned (the "Employee [the "Consultant"]") hereby agrees as follows:

       1. So long as the Sales and Marketing Representative Agreement (the "Agreement") dated as of ________________, 1996 between the Representative and SeaChange International, Inc. ("SeaChange") is in effect, and for a period of one year after voluntary termination of such Agreement by the Representative or termination of such Agreement by SeaChange pursuant to Section 15(a) thereof, the Employee will not, directly or indirectly, market, sell or promote the sale of, or otherwise commercially deal in or with, any products or services in Europe (other than the United Kingdom and Ireland), the Middle East or Africa that will then be in competition with the products and services offered by SeaChange.

       2. The Employee agrees that both during and after the term of the Agreement the Employee shall keep secret and not make any direct or indirect commercial use or disclosure of any confidential proprietary information of SeaChange relating to its business, operations or any of its products or services, including, without limitation, information as to product design, product specifications, product costs, manufacturing methods, financial or statistical information about SeaChange's marketing or sales efforts, its sources of supplies, list of customers, and contemplated business actions. The Employee shall disclose such information only to those persons who must have such knowledge in order to perform responsibilities under the Agreement and the Employee shall take all necessary precautions and use his/her best efforts to insure that such persons will likewise keep secret and not make any direct or indirect commercial use of such information.



                              ________________________________
                              (Signature)